Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 333-100077, and 333-58168, Forms S-3 Nos. 333-111287, 333-108752, 333-91538 and 333-76738, ) of Genetronics Biomedical Corporation, of our report dated March 10, 2004, with respect to the consolidated financial statements of Genetronics Biomedical Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2003.

/s/ ERNST & YOUNG LLP

San Diego, California

March 24, 2004